Exhibit 10.30

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND WAIVER

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT WAIVER (this “Amendment”), dated as of February 29, 2008, is entered into by and among the financial institutions signatory hereto (each a “Lender” and collectively the “Lenders”), BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, “Agent”), NAUTILUS, INC., a Washington corporation (“US Borrower”), NAUTILUS INTERNATIONAL S.A., a Swiss private share company (“Swiss Borrower”, and together with US Borrower, collectively, “Borrowers”).

RECITALS

A. Borrowers, Agent and the Lenders have previously entered into that certain Loan and Security Agreement dated as of January 16, 2008 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B. An Event of Default has occurred and is continuing under the Loan Agreement due to Borrower’s failure to achieve EBITDA, when measured for the period commencing October 1, 2007 and ending December 31, 2007, of at least $0, as required under Section 10.3.1 of the Loan Agreement (together with any breach of a representation or warranty resulting from such Event of Default, the “Known Existing Default”).

D. Borrowers have requested that Agent and the Lenders amend the Loan Agreement and waive the Known Existing Default, all of which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

E. Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Loan Agreement.

(a) The definition of “Books and records Block” in Section 1.1 of the Loan Agreement is hereby amended and restated to read as follows:

“Books and Records Block: a block in the amount of (a) $5,000,000, during the period from the Closing Date through the later to occur of (i) the date of receipt by Agent of a field examination in form and substance satisfactory to Agent or (ii) the date of the Disclosed Sale, and (b) $0 thereafter.”

(b) The definition of “EBITDA” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“EBITDA: determined on a consolidated basis for Borrowers and Subsidiaries, net income, calculated before (in each case, to the extent included in determining net income and to the extent incurred or attributable during the applicable measurement period) (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization expense, (iv) gains or losses arising from the sale of capital assets, (v) gains arising from the write-up of assets, and (vi) any extraordinary gains, (vii) fees incurred by Borrowers in connection with entering into this Agreement and the Loan Documents in an aggregate amount not to exceed $700,000, (viii) legal fees and expenses incurred by US Borrower during the fourth Fiscal Quarter of 2007 or the first Fiscal Quarter of 2008 in connection with the proxy dispute between US Borrower, its directors and Sherborne Investors, L.P. in an aggregate amount not to exceed $2,700,000, (ix) a write-down of Intellectual Property and associated goodwill taken on or before the last day of the first Fiscal Quarter of 2008 in connection with the Disclosed Sale in an amount not to exceed $17,500,000, (x) a non-cash inventory write-down taken on or before the last day of the fourth Fiscal Quarter of 2007 in an amount not to exceed $400,000, (xi) up to $600,000 in expenses (no more than $150,000 of which expenses shall be cash expenses) incurred during the first Fiscal Quarter of 2008 in connection with closure of Borrowers’ Australia direct operations, (xii) up to $1,000,000 in expenses incurred during the first Fiscal Quarter of 2008 in connection with closure of Borrowers’ Italy operations, (xiii) up to $1,000,000 in expenses (no more than $400,000 of which expenses shall be cash expenses) incurred during the first and second Fiscal Quarters of 2008 in connection with closure of Borrowers’ Bolingbrook, Illinois distribution center, (xiv) a non-cash write-off of up to $1,200,000 taken during the fourth Fiscal Quarter of 2007 in connection with the abandonment of the License with Lance Armstrong, (xv) a non-cash charge of up to $1,890,000 taken during the fourth Fiscal Quarter of 2007 in connection with the elimination of Borrowers’ EV9.16 product line, (xvi) a non-cash charge of up to $300,000 taken during the fourth Fiscal Quarter of 2007 in connection with the elimination of Borrowers’ fitness advisor product, (xvii) up to $1,000,000 in expenses actually incurred during the first and second Fiscal Quarters of 2008 in connection with Borrowers’ future employee reductions, (xviii) a non-cash charge of up to $1,100,000 taken during the fourth Fiscal Quarter of 2007 in connection with the elimination of Borrowers’ TC9.16 product line, (xix) a non-cash warranty accrual taken during the fourth Fiscal Quarter of 2007 relating to discontinued items in an amount up to $1,000,000, (xx) a non-cash write-off of up to $3,000,000 taken during the fourth Fiscal Quarter of 2007 in connection with the abandonment or non-use of certain ICON patents; (xxi) an accrual taken in the first Fiscal Quarter of 2008 in connection with future warranty costs resulting from outsourcing of warranty processing in an amount up to $3,000,000; (xxii) a non-cash write-off in an amount not to exceed $19,400,000 taken during the fourth Fiscal Quarter of 2007 relating to costs and payments incurred in connection with the LandAmerica Acquisition; and (xxiii) a warranty accrual taken during the fourth Fiscal Quarter of 2007 relating to the discontinued Treadclimber 9.16 line in an amount up to $12,000,000.”

(c) The definition of “Revolver Commitment” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1(a), or as hereafter determined pursuant to each Assignment and Acceptance to which it is a party. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders. Following the Closing Date, the Revolver Commitments

shall be automatically increased on the date of any repayment of any portion of the Term Loans to include the amount of such repayment; provided that (i) unless the aggregate Revolver Commitments have been increased pursuant to Section 2.1.7, the Revolver Commitments shall not exceed (A) during the period from the Closing Date through the earlier to occur of the second Business Day following Borrowers’ receipt of proceeds from the Disclosed Sale or March 31, 2008, $100,000,000, or (B) thereafter, $70,000,000, and (ii) in the event the Revolver Commitments have been increased pursuant to Section 2.1.7, the Revolver Commitments shall not exceed (A) during the period from the Closing Date through the earlier to occur of the second Business Day following Borrowers’ receipt of proceeds from the Disclosed Sale or March 31, 2008, $125,000,000, or (B) thereafter, $95,000,000.”

(d) The definition of “Trigger Period” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Trigger Period: the period (a) commencing on the day that (i) an Event of Default occurs, (ii) Excess Availability is less than the greater of (A) $12,000,000 or (B) 15% of the aggregate Revolver Commitments, for three consecutive Business Days or (iii) Excess Availability is less than the greater of (A) $10,000,000 or (B) 12.5% of the aggregate Revolver Commitments, at any time; and (b) continuing until the day on which the Borrowers have maintained Excess Availability in excess of the greater of (A) $15,000,000 or (B) 20% of the aggregate Revolver Commitments, for a period of 90 consecutive days.”

(e) Section 2.1.7(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Provided there exists no Default or Event of Default, upon notice to Agent (which shall promptly notify the Lenders), Borrowers may request an increase in the Revolver Commitments to an amount not more than (i) during the period from the Closing date through the earlier to occur of the second Business Day following Borrowers’ receipt of proceeds from the Disclosed Sale or March 31, 2008, $125,000,000, or (ii) thereafter, $95,000,000, in the aggregate. At the time of sending such notice, Borrowers (in consultation with Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than 10 Business Days from the date of delivery of such notice to the Lenders). Each Lender shall notify Agent within such time period whether or not it agrees to increase its Commitment with respect to Loans and Letters of Credit and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase such Commitment. Agent shall notify Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of the requested increase, Agent may or Borrowers may, with the prior consent of Agent, invite additional lending institutions that constitute Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to Agent and its counsel.”

(f) Section 10.3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“10.3.1. Minimum EBITDA. Upon the commencement and during the continuation of a Trigger Period, maintain EBITDA (for purposes of this covenant only, calculated before (to the extent included in determining net income) a non-cash accrual expense of up to $3,700,000 relating to employee incentive payments to the extent taken during the period between October 1, 2007 and the respective measurement date set forth below) at least equal to the required amount set forth below with respect to each measurement date set forth below for the period from October 1, 2007 to such measurement date:

Measurement Date	Required EBITDA
December 31, 2007	$0
January 31, 2008	($2,800,000)
February 28, 2008	($500,000)
March 31, 2008	$4,000,000
April 30, 2008	$4,000,000
May 31, 2008	$4,000,000
June 30, 2008	$7,000,000
July 31, 2008	$4,000,000
August 31, 2008	$4,500,000
September 30, 2008	$11,000,000
October 31, 2008	$9,500,000
November 30, 2008	$12,500,000

; provided that in the event that a Trigger Period commences in between measurement dates, this covenant shall be measured for the immediately preceding measurement date at the time of commencement of such Trigger Period.

2. Waiver of Known Existing Default. Agent and the Lenders hereby waive the Known Existing Default; provided, however, nothing herein shall be deemed a waiver with respect to any other or future failure of Borrowers to comply fully with Section 10.3.1 of the Loan Agreement. This waiver shall be effective only for the specific default comprising the Known Existing Default, and in no event shall this waiver be deemed to be a waiver of enforcement of Agent’s or any Lender’s rights with respect to any other Defaults or Events of Default now existing or hereafter arising. Nothing contained in this Amendment nor any communications between any Borrower or any Guarantor and Agent or any Borrower or any Guarantor and any Lender shall be a waiver of any rights or remedies Agent or any Lender has or may have against any Borrower or any Guarantor, except as specifically provided herein. Except as specifically provided herein, Agent hereby reserves and preserves all of its and the Lenders’ rights and remedies against Borrowers and Guarantors under the Loan Agreement and the other Loan Documents.

3. Adjustment of Availability Reserve. Agent hereby acknowledges that the Availability Reserve relating to environmental matters with respect to the US Borrower’s owned Real Estate located in Tyler, Texas set forth in clause (i) of the definition of “Availability Reserve” has been adjusted to $60,000. Nothing contained in this Amendment shall be construed to limit Agent’s discretion in adjusting the amounts of Availability Reserves in accordance with the terms of the Loan Agreement.

4. Effectiveness of this Amendment. The following shall have occurred before this Amendment is effective:

(a) Amendment. Agent shall have received this Amendment and the Acknowledgment of Guarantor attached hereto fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Representations and Warranties. The representations and warranties set forth herein must be true and correct.

(c) No Default. Other than the Known Existing Default, no event has occurred and is continuing that constitutes an Event of Default.

(d) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

5. Representations and Warranties. Each Borrower represents and warrants as follows:

(a) Authority. Such Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by such Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by such Borrower. This Amendment and each Loan Document to which such Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document to which such Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d) Due Execution. The execution, delivery and performance of this Amendment are within the power of such Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e) No Default. Other than the Known Existing Default, no event has occurred and is continuing that constitutes an Event of Default.

6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks). The consent to forum and arbitration provisions set forth in Section 14.14 of the Loan Agreement are hereby incorporated in this Amendment by reference.

7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

8. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b) Except as specifically amended above, the Loan Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and the Lenders.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9. Ratification. Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

10. Estoppel. To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower as against Agent or any Lender with respect to the Obligations.

11. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS

NAUTILUS, INC., a Washington corporation

By:
Name:
Title:

NAUTILUS INTERNATIONAL S.A., a Swiss private share company

By:
Name:
Title:

AGENT AND LENDERS

BANK OF AMERICA, N.A.,
as Agent and as sole Lender

By:
Name:
Title:

ACKNOWLEDGEMENT BY GUARANTOR

Dated as of February 29, 2008

The undersigned, being a Guarantor (“Guarantor”) under that certain Guaranty and Security Agreement dated as of January 16, 2008 made in favor of Agent (“Guaranty”), hereby acknowledges and agrees to the foregoing First Amendment to Loan and Security Agreement and Waiver (the “Amendment”) and confirms and agrees that the Guaranty is and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of the Amendment, each reference in such Guaranty to the Loan Agreement (as defined in the Amendment), “thereunder”, “thereof” or words of like import referring to the “Loan Agreement”, shall mean and be a reference to the Loan Agreement as amended or modified by the Amendment. Although Agent has informed Guarantor of the matters set forth above, and Guarantor has acknowledged the same, Guarantor understands and agrees that Agent has no duty under the Loan Agreement, the Guaranty or any other agreement with Guarantor to so notify Guarantor or to seek such an acknowledgement, and nothing contained herein is intended to or shall create such a duty as to any advances or transaction hereafter.

DASHAMERICA, INC.,
a Colorado corporation

By:
Name:
Title: